UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
November 8, 2005
C&D Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 619-2700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
On November 8, 2005, C&D Technologies, Inc. (“C&D”) executed a Fourth Amendment and Waiver (the “Fourth Amendment”) to the Amended and Restated Credit Agreement dated as of June 30, 2004 (as amended from time to time, the “Credit Agreement”), together with C&D International Investment Holdings Inc. (the “Co-Borrower”), the subsidiaries of C&D identified therein, as Guarantors, the Lenders identified therein (collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”). Pursuant to the Credit Agreement, the Lenders have made a $200 million credit facility (the “Credit Facility”) available to C&D and the Co-Borrower to finance working capital, capital expenditures and other lawful corporate purposes. The Credit Agreement requires C&D to maintain minimum ratios such as fixed charge coverage and leverage ratios as well as minimum consolidated net worth and minimum levels of trailing earnings before interest, taxes, depreciation and amortization. C&D expects that it would not have been able to certify to the Lenders that it met the financial covenants under the Credit Agreement for the third quarter ended October 31, 2005.
Pursuant to the terms of the Fourth Amendment, the Lenders have waived any default that would have occurred under the Credit Agreement solely with respect to any noncompliance by C&D with the financial covenants for C&D’s third quarter ended October 31, 2005. The Fourth Amendment also provides that C&D must generate net cash proceeds from debt or equity issuances sufficient to repay in full all of its obligations under the Credit Facility on or before December 31, 2005. The failure to do so would constitute an event of default under the Credit Agreement. Further, from the date of the Fourth Amendment through December 31, 2005, C&D and the Co-Borrower may not request new loans from the Lenders in excess of the principal amount of the obligations due and owing under the Credit Agreement as of November 8, 2005, plus $20 million, less any mandatory prepayments which C&D is required to make under the Credit Agreement.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Fourth Amendment and Waiver dated as of November 8, 2005 among C&D Technologies, Inc., C&D International Investment Holdings Inc., the Guarantors identified on the signature pages thereto, the Lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.
By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr. — Vice President, Finance and Chief Financial Officer

Date: November 15, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Fourth Amendment and Waiver dated as of November 8, 2005 among C&D Technologies, Inc., C&D International Investment Holdings Inc., the Guarantors identified on the signature pages thereto, the Lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agreement